Exhibit 10.1

REINSURANCE GROUP OF AMERICA, INCORPORATED

FLEXIBLE STOCK PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), and                      (the “Optionee”) hereby agree as follows:

SECTION 1

Grant of Option

Pursuant to the Reinsurance Group of America, Incorporated Flexible Stock Plan (“Plan”) and pursuant to action of the Committee charged with the Plan’s administration, the Company has granted to the Optionee, effective                      (“Effective Date”), subject to the terms, conditions and limitations stated in this agreement (“Agreement”) and the Plan, an option (“Option”) to purchase, at the price specified in Section 2,                      (                    ) shares of the Common Stock of the Company reserved for Benefits under the Plan (“Option Shares”). The Option is exercisable as provided in Section 3.

SECTION 2

Option Price

The purchase price per Option Share shall be                      (            ).

SECTION 3

Conditions and Limitations on Right To Exercise Option

(a) Vesting. Subject to paragraph (b) of this Section and subject to Sections 6 and 7, this Option may be exercised in full or in part pursuant to the following schedule, but in no event later than                      (“Expiration Date”):

Date	Cumulative Percentage of Option Shares Which Are Vested

Upon a partial exercise of this Option, the number of Option Shares available for future purchase shall be reduced by the number of Option Shares purchased upon such partial exercise.

(b) Exercise if No Longer an Employee.

(1) Termination. Except as provided in paragraph (2), the Option may be exercised only by the Optionee while the Optionee is an Employee or within 30 days following termination of the Optionee’s status as an Employee. For purposes of this Agreement, “Employee” means:

(i) an officer or employee of the Company or one of its subsidiaries as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (“Code”), or

(ii) an officer or employee of the Company’s parent as defined in Section 424(e) of the Code, MetLife Insurance Company or an affiliate of MetLife Insurance Company; provided the Optionee is serving in such capacity at the request of the Company and the Company’s Chief Executive Officer approves the Optionee’s continued participation in the Plan.

Notwithstanding the foregoing, the Optionee may exercise the Option following termination only to the extent the Option was vested and had not been exercised prior to termination and in no event may the Option be exercised after the Expiration Date.

An approved leave of absence shall not constitute a termination for purposes of this Section if the leave of absence does not exceed 90 days, or, if longer, so long as the Optionee’s right to re-employment is guaranteed either by statute or contract. Where the period of leave exceeds 90 days and re-employment is not so guaranteed, termination shall be deemed to occur on the first day of the period of leave (but not after the Expiration Date).

(2) Retirement, Disability or Death.

(i) In the event of the Optionee’s Disability or death while serving as an Employee and prior to the Expiration Date, the Option shall become immediately vested with respect to all of the Option Shares which had not been purchased prior to such Disability or death, notwithstanding the vesting schedule set forth in Section 3(a); and

(ii) in the event of the Optionee’s Retirement prior to the Expiration Date, the Option may be exercised only to the extent it was vested under Section 3(a) and had not been exercised prior to Retirement (no additional Option Shares shall become vested upon or following Retirement).

In the event of the Optionee’s Retirement, Disability or death while serving as an Employee, the Option may be exercised at any time within five (5) years following the first such event to occur (but not after the Expiration Date). Should this Section 3(b)(2) become operative because the Optionee died while serving as an Employee, or should the Optionee die after the Optionee’s Retirement or Disability, then the Option may be exercised by (i) a legatee or legatees of the Optionee under the Optionee’s last will; (ii) the Optionee’s personal representative(s) under the Optionee’s last will or, if the Optionee died without a will, the executor of the Optionee’s probate estate; or (iii) the trustee(s) of the Optionee’s revocable living trust or of a trust indenture of which Optionee is a grantor or a beneficiary.

For purposes of this Agreement: “Retirement” means termination of the Optionee’s status as an Employee, after the Optionee has both (a) attained 55 years of age and (b) performed not less than 10 years of service as an Employee; and “Disability” means the physical or mental condition of the Optionee arising after the Effective Date, which in the opinion of a qualified doctor of medicine chosen by the Company prevents the Optionee from continuing as an Employee.

SECTION 4

Method of Exercise of Option

The Option may be exercised (in whole or in part) at any time or from time to time as provided in Section 3 by delivering to the Secretary or Chief Financial Officer of the Company or by sending by certified mail, postage prepaid, to the Company to the attention of the Secretary (a) a written request designating the number of Option Shares to be purchased, signed by the Optionee or the purchaser acting pursuant to Section 3(b)(2), and (b) payment to the Company of the full purchase price of the Option Shares with respect to which the Option is exercised. As promptly as practicable after such exercise of the Option, the Company shall issue the specified number of Option Shares to the Optionee or purchaser, as the case may be. Payment may be made either in cash or, in the discretion of the Committee, in shares of Common Stock, other property or any combination of cash, shares of Common Stock or other property. Shares of Common Stock shall be valued for purposes of such payment according to their Fair Market Value (as defined in the Plan) as of the date of delivery to the Company.

SECTION 5

Delivery of Shares

The Company shall not be required to issue or deliver any certificates for Option Shares upon the exercise of this Option prior to (a) the admission of such shares to listing on any stock exchange on which the Company’s Common Stock may then be listed, (b) the completion of any registration and/or qualification of such shares under any state or federal laws or rulings or regulations of any governmental regulatory body, which the Company shall determine to be necessary or advisable, or (c) if the Company so requests, the filing with the Company by the Optionee or the purchaser acting pursuant to Section 3(b)(2) of a representation in writing at the time of such exercise that it is his or her present intention to acquire the shares being purchased for investment and not for resale or distribution.

SECTION 6

Change of Control

Notwithstanding the vesting schedule set forth in Section 3(a), in the event of a Change of Control (as defined in the Plan) prior to the Optionee’s termination, Retirement, Disability or death (as described in Section 3(b)), the Option shall become immediately vested with respect to all of the Option Shares which had not been purchased prior to the Change of Control (but in no event may the Optionee purchase any Option Shares after the Expiration Date).

SECTION 7

Cancellation

Notwithstanding anything herein to the contrary, this Agreement shall be cancelled and the Option granted hereby shall be forfeited, without any further action by the Committee, as a result of the Optionee’s Malfeasance. In the event of such cancellation, all rights of the Optionee hereunder shall terminate, irrespective of whether the Option is otherwise vested, and the Option Shares shall be available for future grant in accordance with the Plan. “Malfeasance” means (1) any conduct, act or omission that is contrary to the Optionee’s duties as an Employee or that is inimical or in any way contrary to the best interests of the Company or any of its Affiliates, or (2) employment of the Optionee by or association of the Optionee with an organization that competes with the Company or any of its Affiliates.

SECTION 8

Miscellaneous

(a) Rights in Shares Prior to Issuance. Prior to issuance of certificates for shares of Common Stock, neither the Optionee nor his or her legatees, personal representatives, or distributees, shall be deemed to be a holder of any shares of Common Stock subject to this Option.

(b) Non-assignability. This Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution; provided that, the Optionee may transfer the Option during his or her lifetime to a revocable living trust of which the Optionee is grantor, or to another form of trust indenture of which Optionee is a grantor or a beneficiary. This Option may be exercised during the Optionee’s lifetime only by the Optionee; the Optionee’s guardian, power of attorney, or legal representative; or the trustee of the Optionee’s revocable living trust or of a trust indenture of which Optionee is a grantor or a beneficiary.

(c) Designation of Beneficiaries. The Optionee may file with the Company a written designation of a beneficiary or beneficiaries to exercise, in the event of the Optionee’s death, the Option granted hereunder, subject to all of the provisions of the Option Award and these Terms and Conditions. An Optionee may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise the Option, the Committee may determine to recognize only an exercise by the personal representative of the estate of the Optionee, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

(d) Changes in Capital Structure. If there is any change in the Common Stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, the number of SARs and the number, kind and class of shares available for Options and grants of Restricted Stock, Performance Shares and Other Stock Based Awards and the number, kind and class of Shares subject to outstanding Options, SARs, grants of Restricted Stock and Performance Shares, and Other Stock Based Awards, and the price thereof, as applicable, shall be appropriately adjusted by the Committee. The issuance of Shares for consideration and the issuance of Share rights shall not be considered a change in the Company’s capital structure. No adjustment provided for in this section shall require the issuance of any fractional shares.

(e) Right to Continued Employment. Nothing in this Agreement shall confer on the Optionee any right to continued employment or interfere with the right of an employer to terminate the Optionee’s employment at any time.

(f) Option Not An Incentive Stock Option. This Option is not, and will not be treated as, an Incentive Stock Option under Section 422 of the Code.

SECTION 9

Terms of the Plan

This Option is subject to all of the terms of the Plan whether or not such terms are set forth in this Agreement, and capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this      day of                     .

“Company”
Reinsurance Group of America, Incorporated

By:
Name:	A. Greig Woodring
Title:	President and Chief Executive Officer

“Optionee”

Name: